                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the 14th day of April 2000, by and between THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("ThermoView") and STEVEN B. HOYT ("Hoyt").

                             PRELIMINARY STATEMENTS

         As of August 14, 1998, ThermoView acquired all of the outstanding shares of capital stock of Ice, Inc., a North Dakota corporation and Blizzard Enterprises, Inc., a Minnesota corporation, pursuant to a certain Stock Purchase Agreement (the "Stock Agreement") among ThermoView, Alvin W. Leingang and Hoyt.

         Under the terms of the Stock Agreement, Hoyt is entitled to receive post-closing earn-out payments (the "Earn-out Payments"), if earned, on December 31, 1998, 1999 and 2000. As of December 31, 1999, ThermoView owed Hoyt payments of cash and ThermoView common stock, par value $.001 (the "Common Stock"), equal to approximately $484,588.00 (the "Year Two Earn-out Payment") under the terms of the Stock Agreement pursuant to the earn-out provision.

         ThermoView has issued 60,574 shares of Common Stock to Hoyt in full satisfaction of the Common Stock portion of the Year Two Earn-out Payment.

         ThermoView desires to make the remainder of the Year Two Earn-out Payment in ThermoView 12% Cumulative Series D Preferred Stock with a stated value of $5.00 (the "Preferred Stock") in lieu of cash and Hoyt desires to accept the Preferred Stock in consideration of the remainder of the Year Two Earn-out Payment. The terms and conditions of the Preferred Stock are further described in the Certificate of Designation, attached hereto as EXHIBIT A and incorporated herein by reference (the "Certificate").

         NOW, THEREFORE, in consideration of these preliminary statements and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. STOCK ISSUANCE. In exchange for any and all amounts due to Hoyt by ThermoView pursuant to the Year Two Earn-out Payment under the Stock Agreement, ThermoView hereby transfers to Hoyt and Hoyt hereby agrees to accept 49,735 shares of Preferred Stock. The delivery of the Preferred Stock to Hoyt shall occur with fifteen (15) business days of the execution of this Agreement.

2. FULL SATISFACTION. Hoyt hereby acknowledges that his receipt of the 60,574 shares of Common Stock and the 49,735 shares of Preferred Stock is in full and complete satisfaction of the obligation owed to Hoyt by ThermoView for the Year Two Earn-out Payment.

3. NO AMENDMENT OR TERMINATION. Nothing contained in this Agreement shall amend or terminate any obligations of ThermoView to make any and all other Earn-out Payments, if earned, under the terms of the Stock Agreement.

4. HOYT'S REPRESENTATIONS AND WARRANTIES. Hoyt hereby represents and warrants to ThermoView as follows:

(a) INVESTMENT INTENT. Hoyt is acquiring the Preferred Stock for his own account and not with a present view to or for distributing or reselling the Preferred Stock in violation of the Securities Act of 1933, as amended (the "Securities Act"). Hoyt agrees that such shares of Preferred Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption available under the Securities Act. Hoyt will not sell, offer to sell or solicit offers to buy any of the shares of Preferred Stock in violation of the Securities Act or any securities act of any state. Hoyt understands that the shares of Preferred Stock have not been registered under federal or any state securities laws.

(b) HOYT'S STATUS. Hoyt is (i) an "accredited investor" as defined in Rule 501 of the Securities Act and (ii) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock.

(c) RELIANCE. Hoyt understands and acknowledges that (i) the Preferred Stock is being offered and sold to Hoyt without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder or other applicable federal and state securities laws and (ii) the availability of such exemptions depends in part on, and ThermoView will rely upon the accuracy and truthfulness of, the representations set forth in this Section 4 and Hoyt consents to such reliance.

(d) INFORMATION. Hoyt and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of ThermoView and materials relating to the offer and sale of the Preferred Stock, including the Certificate, which have been requested by Hoyt or his advisors. Hoyt and his advisors, if any, have been afforded the opportunity to ask questions of ThermoView. Hoyt acknowledges receipt of the ThermoView prospectus dated December 2, 1999 (the "Prospectus") and that ThermoView will deliver a copy of its most recent Form 10-K filing with the Securities and Exchange Commission as soon as it becomes publicly available. Hoyt understands that his investment in the Preferred Stock involves a significant degree of risk, some of which risks associated with the investment in the Preferred Stock are set forth in EXHIBIT B, attached hereto and incorporated herein by reference, and in the Prospectus.

5.       MISCELLANEOUS.

(a) NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or
     (iv) sent by certified mail, return receipt requested, postage prepaid.

                  If to ThermoView:

                           ThermoView Industries, Inc.
                           1101 Herr Lane
                           Louisville, Kentucky 40222
                           Attn:  Nelson E. Clemmens, President
                           Fax No.  (502) 412-0301

                  With a copy to:

                           Stites & Harbison
                           400 West Market Street, Suite 1800
                           Louisville, Kentucky 40202
                           Attn:  Alex P. Herrington, Jr., Esq.
                           Fax No. (502) 587-6391

                  If to Hoyt:

                           Steven B. Hoyt
                           19090 Minnetonka Blvd.
                           Minneapolis, Minnesota 55391
                           Fax No. (612) 826-6997

     All notices, requests, consents and other communications hereunder shall be deemed to have been received either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by certified mail, on the fifth business day following the day such mailing is made.

(b) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the Year Two Earn-out Payment and supersedes all prior oral or written agreements and understandings relating to the Year Two Earn-out Payment. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(c) MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(d) BENEFIT. This Agreement shall be binding on the parties hereto and shall inure to the benefit of the parties hereto and the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(e) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Kentucky, without giving effect to the conflict of law principles thereof.

(f) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(g) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, ThermoView has caused this Agreement to be executed by its duly authorized officer and Hoyt has executed this Agreement all as of the date first above written.

                                                  THERMOVIEW INDUSTRIES, INC.


                                                  By: /s/ Illegible

                                                  Title: President


                                                  /s/ Steven B. Hoyt

                                                  STEVEN B. HOYT

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

           CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
               SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                RESTRICTIONS THEREOF, OF 12% SERIES D CUMULATIVE
                                 PREFERRED STOCK

                                       OF

                           THERMOVIEW INDUSTRIES, INC.

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

         Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of ThermoView Industries, Inc., a Delaware corporation (the "Company"), hereby unanimously consents to, adopts and ratifies the following resolution:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of
         Section 4.2 of Article IV of the Restated Certificate of Incorporation of the Company (the "Restated Certificate of Incorporation"), and
         Section 151(g) of the DGCL, such Board of Directors hereby creates, from the 50,000,000 authorized shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Company authorized to be issued pursuant to the Restated Certificate of Incorporation, a series of Preferred Stock, and hereby fixes by this certificate of designation (this "Certificate of Designation") the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

                  The series of Preferred Stock hereby established shall consist of 1,500,000 shares designated as "12% Cumulative Series D Preferred Stock" (hereinafter called the "Series D Preferred Stock"), which shall have a stated value of $5.00 per share. The relative rights, preferences and limitations of such series shall be as follows:

                     12% CUMULATIVE SERIES D PREFERRED STOCK

         (1) RANKING. The Series D Preferred Stock will, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, rank (i) senior to the Common Stock of the Company, $.001 par value (the "Common Stock") and to shares of all other series of Preferred Stock issued by the Company the terms of which specifically provide that the capital stock of such series rank junior to such Series D Preferred Stock with respect to dividend rights or distributions upon dissolution of the Company ("Junior Stock"); (ii) on a parity with (a) all shares of the Company's 6.6% Cumulative Convertible Series C Preferred Stock and (b) the shares of all capital stock issued by the Company whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Stock, if the holders of stock of such class or series shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such stock and the holders of shares of Series D Preferred Stock (collectively (a) and (b) being "Parity Stock"); and (iii) junior to all capital stock issued by the Company the terms of which specifically provide that the shares rank senior to the Series D Preferred Stock with respect to dividends and distributions upon dissolution of the Company ("Senior Stock").

         (2)      DIVIDENDS.

                  (a) Holders of shares of Series D Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company and only with the consent of PNC Bank, N.A. or any successor lender thereto, out of funds of the Company legally available for payment, subject to the prior and superior rights of Senior Stock, but PARI PASSU with Parity Stock, and in preference to Junior Stock, cumulative cash dividends at the rate per annum of $0.60 per share of Series D Preferred Stock. Dividends on the Series D Preferred Stock will be payable quarterly in arrears on the last calendar day of April, July, October and January of each year, commencing July 31, 2000 (and in the case of any accumulated and unpaid dividends not paid on the corresponding dividend payment date, at such additional times and for such interim periods, if any, as determined by the Board of Directors). Each such dividend will be payable to holders of record as they appear on the stock records of the Company at the close of business on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends will accrue from the date of the original issuance of the Series D Preferred Stock. Dividends will be cumulative from such date, whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends. Accumulations of dividends on shares of Series D Preferred Stock will not bear interest. Dividends payable on the Series D Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of actual days. Dividends payable on the Series D Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

                  (b) Except as provided in the next sentence, no dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series D Preferred Stock for all prior dividend periods. If accrued dividends on the Series D Preferred Stock for all prior periods have not been paid in full, then any dividends declared on the Series D Preferred Stock for any dividend period and on any Parity Stock will be declared ratably in proportion to accumulated and unpaid dividends on the Series D Preferred Stock and such Parity Stock.

                  (c) So long as the shares of the Series D Preferred Stock shall be outstanding, unless (i) full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of the Series D Preferred Stock and any Parity Stock, (ii) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series D Preferred Stock and any Parity Stock and (iii) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, the Series D Preferred Stock or any Parity Stock, the Company may not declare any dividends on any Junior Stock, or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than (x) Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock, or
(y) Common Stock acquired in connection with the cashless exercise of options under employee incentive or benefit plans of the Company or any subsidiary or any other redemption or purchase or other acquisition of Common Stock made in the ordinary course of business, which has been approved by the Board of Directors of the Company, for the purpose of any employee incentive or benefit plan of the Company. The limitations in this paragraph do not restrict the Company's ability to take the actions in this paragraph with respect to any Parity Stock. As used in this subparagraph (c), the term "dividend" with respect to Junior Stock does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants on rights to holders of Junior Stock to subscribe for or purchase any Junior Stock.

         (3)      REDEMPTION.

                  (a) The shares of Series D Preferred Stock will be redeemable at the option of the Company in whole or in part, for cash or for such number of shares of Common Stock as equals the Liquidation Preference (defined hereinafter in paragraph (4)) of the Series D Preferred Stock to be redeemed (without regard to accumulated and unpaid dividends) as of the opening of business on the date set for such redemption. In order to exercise its redemption option, the Company must notify the holders of record of its Series D Preferred Stock in writing (the "Conditions Satisfaction Notice") prior to the opening of business on the second trading day after the conditions in the preceding sentences have, from time to time, been satisfied.

                  (b) Notice of redemption (the "Redemption Notice") will be given by mail to the holders of the Series D Preferred Stock not less than 30 nor more than 60 days prior to the date selected by the Company to redeem the Series D Preferred Stock. The Redemption Notice shall be deemed to have been given when deposited in the United States mail, first-class mail, postage prepaid, whether or not such notice is actually received. The Company's right to exercise its redemption option will not be affected by changes in the closing price of the

Common Stock following such 30-day period. If fewer than all of the shares of Series D Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Board of Directors of the Company; provided, however, that the Company shall not be required to effect the redemption in any manner that results in additional fractional shares being outstanding. If full cumulative dividends on the outstanding shares of Series D Preferred Stock shall not have been paid or declared and set apart for payment for all regular dividend payment dates to and including the last dividend payment date prior to the date fixed for redemption, the Corporation shall not call for redemption any shares of Series D Preferred Stock unless all such shares then outstanding are called for simultaneous redemption.

                  (c) On the redemption date, the Company must pay, in cash, on each share of Series D Preferred Stock to be redeemed any accumulated and unpaid dividends through the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series D Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend payment record date. Except as provided for in the preceding sentence, no payment or allowance will be made for accumulated and unpaid dividends on any shares of Series D Preferred Stock called for redemption or on the shares of Common Stock issuable upon such redemption.

                  (d) On and after the date fixed for redemption, provided that the Company has made available at the office of its registrar and transfer agent a sufficient number of shares of Common Stock and an amount of cash to effect the redemption, dividends will cease to accrue on the Series D Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series D Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall be cancelled and shall no longer be deemed to be outstanding and all rights of the holders of such shares of Series D Preferred Stock shall cease except the right to receive the shares of Common Stock upon such redemption and any cash payable upon such redemption, without interest from the date of such redemption. Such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued but not as shares of Series D Preferred Stock. At the close of business on the redemption date upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), each holder of Series D Preferred Stock (unless the Company defaults in the delivery of the shares of Common Stock or cash) will be, without any further action, deemed a holder of the number of shares of Common Stock for which such Series D Preferred Stock is redeemable.

                  (e) Fractional shares of Common Stock are not to be issued upon redemption of the Series D Preferred Stock, but, in lieu thereof, the Company will pay a cash adjustment based on the current market price of the Common Stock on the day prior to the redemption date. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series D Preferred Stock without cost to the holder thereof.

                  (f) Any shares or cash set aside by the Company pursuant to subparagraph (e) and unclaimed at the end of three years from the date fixed for redemption shall revert to the Company.

                  (g) Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of the Series D Preferred Stock by tender or by private agreement.

         (4)  LIQUIDATION PREFERENCE.

                  (a) The holders of shares of Series D Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, $5.00 per share of Series D Preferred Stock (the "Liquidation Preference"), plus an amount per share of Series D Preferred Stock equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders, and no more. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series D Preferred Stock are insufficient to pay in full the liquidation preference with respect to the Series D Preferred Stock and any other Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts which would be payable on such Series D Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full.

                  (b) Neither a consolidation or merger of the Company with or into another corporation, nor a sale, lease or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

         (5) VOTING RIGHTS. Except as may be required by applicable law from time to time, the holders of shares of Series D Preferred Stock will have no voting rights.

         (6) SINKING FUND. The Series D Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Company) or to the benefit of any sinking fund.

         WITNESS THE SIGNATURE of the undersigned who is the Chairman of the Board and Chief Executive Officer of ThermoView Industries, Inc. as of this ____ day of April 2000.

                                                  ------------------------------
                                                  Stephen A. Hoffmann

                                    EXHIBIT B

                                  RISK FACTORS

         PRIOR TO MAKING AN INVESTMENT DECISION, A PROSPECTIVE PURCHASER OF THE 12% CUMULATIVE SERIES D PREFERRED STOCK OFFERED HEREBY SHOULD EVALUATE THE FOLLOWING RISK FACTORS INCLUDING THOSE IN THE THERMOVIEW PROSPECTUS, DATED DECEMBER 2, 1999.

SERIES D PREFERRED STOCK

         There can be no assurance that ThermoView's continuing losses or consolidated earnings, if ever, in the future will be sufficient to cover its combined fixed charges and dividends on (i) the 12% Series D Cumulative Preferred Stock alone, or (ii) its 9.6% Series C Convertible Preferred Stock and the Series D Preferred Stock.

ABSENCE OF TRADING MARKET FOR SERIES D PREFERRED STOCK

         There is no public market for the Series C Preferred Stock and Series D Preferred Stock and ThermoView does not anticipate that any public market will develop in the future. However, the Series C Preferred Stock is convertible into Common Stock at a conversion price, subject to adjustment in certain circumstances of $15.00 per share of Common Stock (initially equivalent to a conversion rate of 66 2/3 shares of stock per share of Series C Preferred Stock). The Series D Preferred Stock has no such conversion feature. The ThermoView Common Stock trades on the American Stock Exchange, so a public market does exist for the Common Stock. Without the ability to convert the Series D Preferred Stock into Common Stock or have a market available to sell the Series D Preferred Stock, the holders of the Series D Preferred Stock may not be able to liquidate their investment at any time.

RESTRICTION OF PAYMENT OF CASH DIVIDENDS ON SERIES D PREFERRED STOCK

         Pursuant to ThermoView's current line of credit with its principal secured lender and documentation related to financings with other parties, it may not pay dividends on its Common Stock until all obligations thereunder have been paid in full and on the Series D Preferred Stock until satisfaction of all covenants under the line of credit and other financings. ThermoView cannot provide any assurance that it will be able to satisfy these covenants so as to pay quarterly the dividends due on the Series D Preferred Stock. Considering that ThermoView has in the past received waivers from its lenders for non-compliance with its covenants, a history exists that non-compliance with its loan or other covenants may occur in the future. Accordingly, it is possible that ThermoView may not be able to pay any dividends due on its Series D Preferred Stock.

LITIGATION

         On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Pro Futures Bridge Capital Fund, L.P. filed an action titled PRO FUTURES BRIDGE CAPITAL FUND, L.P. V. THERMOVIEW INDUSTRIES, INC., ET AL., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3, 2000) alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in connection with (i) the mandatory conversion of the ThermoView 10% Series A Convertible Preferred Stock, held by the two funds, into ThermoView Common Stock upon completion of the ThermoView public offering in December 1999, and (ii) purchases by the two funds of ThermoView Common Stock from ThermoView stockholders. The funds are seeking (a) rescission of their purchases of the Series A Preferred Stock in the amount of $3,250,000 plus interest and (b) unspecified damages in connection with their purchases of the ThermoView Common Stock. Although ThermoView believes that the claims are without merit and intends to vigorously defend the suit, an adverse outcome in this action could have a material adverse effect on the financial position or results of operations of ThermoView.

                                       2